UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 2, 2025

HARMONY BIOSCIENCES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39450	82-2279923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

630 W. Germantown Pike, Suite 215

Plymouth Meeting, PA 19462

(Address of principal executive offices) (Zip Code)

(484) 539-9800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Trading	Name of each exchange
Title of each class	Symbol(s)	on which registered
Common Stock, $0.00001 par value per share	HRMY	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Ron Philip to Board of Directors

Effective April 2, 2025, the Board of Directors (the “Board”) of Harmony Biosciences Holdings, Inc. (the “Company”) appointed Ron Philip, age 51, as a Class III director, filling the previously announced vacancy in the Board created by the resignation of Jack Bech Nielsen effective June 27, 2024. Mr. Philip was also appointed to serve on the Audit Committee of the Board and the Nominating and Corporate Governance Committee of the Board, effective April 7, 2025. Mr. Philip will hold office until the date of the Company’s 2026 Annual Meeting of Stockholders and until his successor shall be elected and qualified or until his earlier death, resignation, retirement, disqualification or removal.

Mr. Philip has served as Chief Executive Officer of Orbital Therapeutics, a biotech company focused on the development of RNA-based medicines, since September 2024. Prior to joining Orbital Therapeutics, Mr. Philip served in several roles for Spark Therapeutics, a gene therapy company, from September 2018 to September 2024, most recently as Chief Executive Officer, from April 2022 to September 2024. Mr. Philip also served in various roles for Pfizer from November 2009 to October 2016. Mr. Philip was selected to the Board because of his extensive experience in in the life sciences industry, and the Company believes he will bring valuable experience and insight to the Board.

The Board has determined that Mr. Philip qualifies as an independent director under the corporate governance standards of Nasdaq and the rules and regulations of the Securities and Exchange Commission. Mr. Philip was not appointed to the Board pursuant to any arrangement or understanding with any other person. Mr. Philip has no family relationships with any director or executive officer of the Company and there are no transactions in which Mr. Philip has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Philip will receive compensation consistent with that provided to non-employee directors as described in the Company’s director compensation program.

The Company and Mr. Philip will enter into the Company’s standard form of indemnification agreement for directors, a copy of which was previously filed as Exhibit 10.12 to Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-240122) and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On April 3, 2025, the Company issued a press release announcing the appointment of Mr. Philip. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
No.	Description

99.1	Press release issued by the Company, dated April 3, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMONY BIOSCIENCES HOLDINGS, INC.

Date: April 3, 2025	By:	/s/ Jeffrey M. Dayno
Jeffrey M. Dayno
President, Chief Executive Officer and Director